Exhibit 10.1
                                PERFORMANCE SHARE
                                 GRANT AGREEMENT

    AMENDED AND RESTATED 2001 DIRECTORS AND OFFICERS LONG-TERM INCENTIVE PLAN


On __________, ___ (the "Date of Grant"), the Compensation Committee of the Board of Directors (the "Committee") of McDermott International, Inc. (the "Company") selected you to receive a grant of Performance Shares under the Company's amended and restated 2001 Directors and Officers Long-Term Incentive Plan (the "Plan"). The provisions of the Plan are incorporated herein by reference. A copy of the Plan is attached for your reference.

                               PERFORMANCE SHARES

PERFORMANCE SHARES AWARD. You have been awarded an initial grant (the "Initial Grant") of Performance Shares. This grant represents a right to receive shares of common stock of the Company at the close of the applicable performance measurement period, calculated as described below, provided the applicable performance measures and vesting requirements set forth in this agreement have been satisfied. No shares are awarded or issued to you on the Initial Grant Date.

VESTING REQUIREMENTS. Except as provided in the following paragraph, Performance Shares do not provide you with any rights or interest therein until they become vested on the third anniversary of the Date of Grant, provided you are still employed by the Company or one of its subsidiaries.

In the event you terminate employment prior to the third anniversary of the Date of Grant due to "Retirement," 25% of the Initial Grant will continue to vest provided your termination date is on or after the first anniversary of the Date of Grant, and 50% of the Initial Grant will continue to vest provided your termination date is on or after the second anniversary of the Date of Grant.

For this purpose, the term "Retirement" means (a) voluntary termination of employment after attaining age 60 and completing at least 10 years of service with the Company or its subsidiaries, or (b) involuntary termination in connection with a reduction in force.

In the event your employment terminates by reason of your death or disability prior to the third anniversary of the Date of Grant, 100% of the Initial Grant shall continue to vest.

The Committee may, in its sole discretion, provide for additional vesting.

FORFEITURE  OF  PERFORMANCE   SHARES.   Except  as  otherwise   provided  above,
Performance Shares which are not vested at your termination of employment for any reason shall, coincident therewith, be forfeited.

In addition, in the event that (a) you are convicted of (i) a felony or (ii) a misdemeanor involving fraud, dishonesty or moral turpitude, or (b) you engage in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company, as determined in the sole judgment of the Committee, then all Performance Shares and all rights or benefits awarded to you under this grant of Performance Units are forfeited, terminated and withdrawn immediately upon such conviction or notice of such determination. The Committee shall have the right to suspend any and all rights or benefits awarded to you hereunder pending its investigation and final determination with regard to such matters.
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NUMBER OF  PERFORMANCE  SHARES.  The  number of  Performance  Shares  ultimately awarded to you, if any,  shall be determined as of the third  anniversary of the
Date  of  Grant  (the  "Performance   Measurement   Date").  The  percentage  of
Performance Shares in your Initial Grant in which you will vest shall be determined based on the Cumulative Operating Income of the Company on December 31, 2009 as illustrated in the schedule set forth below. The actual vested percentage above 25% will be determined by linear interpolation. For this purpose, the term "Cumulative Operating Income" means operating income for the period beginning on January 1, 2007 and ending on December 31, 2009.

                     CUMULATIVE OPERATING INCOME        VESTED PERCENTAGE

                           $______                             25%
                           $______                            100%
                           $______                            150%

For example, if the Cumulative Operating Income determined as of the close of the Performance Measurement Date is $______, you will vest in 125% of the Performance Shares in your Initial Grant. The number of shares of common stock of the Company you receive shall be equal to the number of your vested Performance Shares. No Performance Shares will vest if the Cumulative Operating Income on December 31, 2009 is below $______. In no event will the vested percentage be greater than 150%.

PAYMENT OF PERFORMANCE SHARES. Except as otherwise provided below in the section entitled "Change in Control," you (or your beneficiary, if applicable) will receive one share of common stock of the Company for each Performance Share that vests on the Performance Measurement Date. Shares shall be distributed as soon as administratively practicable after the Performance Measurement Date.

                                CHANGE IN CONTROL

If a Change in Control (as defined in the Plan) of the Company occurs, all outstanding Performance Shares granted hereunder shall immediately vest. The number of Performance Shares that vest in connection with a Change in Control shall be the greater of (i) 100% of the Initial Grant or (ii) the vested percentage determined in accordance with the schedule set forth above, based on Cumulative Operating Income earned as of the end of the fiscal quarter immediately prior to the date the Change in Control occurs, and the Performance Measurement Date shall be the date such Change in Control occurs and adjusted Cumulative Operating Income targets. The Adjusted Cumulative Operating Income target shall be determined by multiplying the targets set forth above by a fraction, the numerator of which is the number of months from the Date of Grant through the end of the fiscal quarter immediately prior to the date the Change in Control occurs and the denominator of which is 36. Shares of common stock of the Company shall be distributed as soon as administratively practicable.

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




                                TAX CONSEQUENCES

The Company has been advised that, in the opinion of counsel, the grants awarded hereunder will have the following tax consequences under the present U. S. Federal tax laws and regulations:

You will not realize income on the grant of Performance Shares. For U.S. federal income tax purposes, you will be deemed to have received compensation taxable as ordinary income equal to the fair market value, as of the Performance Measurement Date, of the shares you receive, which will be included in your taxable income and reported on IRS Form W-2 in the tax year in which they vest.

By acceptance of this letter you agree that, upon vesting in the shares, you will promptly pay to the Company the amount of income tax which the Company is required to withhold in connection with the income realized by you and that, failing such payment by you, the Company is authorized to withhold such amount from subsequent salary payments.

                                 TRANSFERABILITY

Performance Shares granted hereunder are non-transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

                 SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS

If you are a Section 16 insider, this grant of Performance Shares is not reportable on a Form 4 unless and until they become vested. At that time, the number of Performance Shares ultimately awarded to you must be reported on a Form 4 before the end of the second (2nd) business day following the Performance Measurement Date or your date of retirement, as applicable. Please be aware that if you are going to reject the grant, you should do so immediately after the Date of Grant. Please advise Kathy Peres and Renee Hack immediately by e-mail, fax or telephone if you intend to reject this grant.

Those of you covered by these requirements will have already been advised of your status. Others may become Section 16 insiders at some future date, in which case reporting will be required in the same manner noted above.

                                OTHER INFORMATION

Neither the action of the Company in establishing the Plan, nor any action taken by it, by the Committee or by your employer, nor any provision of the Plan or this Agreement shall be construed as conferring upon you the right to be retained in the employ of the Company, Inc. or any of its subsidiaries or affiliates.

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